Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 051645.0000001
March 23, 2022

Atmos Energy Corporation

1800 Three Lincoln Centre

Dallas, Texas 75240

Atmos Energy Corporation

Public Offering of Shares of Common Stock

Ladies and Gentlemen:

We have acted as Virginia counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the Company’s offering and sale of shares of the Company’s common stock, no par value per share (the “Common Stock”), having an aggregate offering price to the public of up to $1,000,000,000 (the “Shares”).

The Shares are being offered and sold (a) as described in the prospectus, dated June 29, 2021 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (Registration No. 333-257504) (the “Registration Statement”) filed by the Company on June 29, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), the Registration Statement, and the prospectus supplement thereto, dated March 23, 2022 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”) and (b) pursuant to (i) that certain Equity Distribution Agreement, dated March 23, 2022 (the “Equity Distribution Agreement”), among the Company and the Managers and Forward Purchasers named in Schedule A thereto and (ii) the Master Confirmations for Forward Sale, each dated March 23, 2022, between the Company and each of the Forward Purchasers (each, a “Master Forward Confirmation,” and collectively, the “Master Forward Confirmations”), and any related Supplemental Confirmations (as defined in the applicable Master Forward Confirmation).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Company’s Virginia Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), each as amended through the date hereof, (ii)

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TOKYO    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Atmos Energy Corporation

March 23, 2022

a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”), (iii) resolutions of the Board of Directors of the Company adopted at meetings held on April 14, 2021 and February 25, 2022, (iv) the Registration Statement, (v) the Prospectus, (vi) an executed copy of the Equity Distribution Agreement, (vii) each Master Forward Confirmation and (viii) a specimen stock certificate representing the Common Stock.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures not witnessed by us, (vi) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of documents by the Company as expressly set forth in our opinion below) and the validity, binding effect and enforceability thereof on all parties thereto and (vii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions contemplated by the Indenture, that the consummation of the transactions under the Indenture by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. We have not undertaken any independent investigation of factual matters.

The law covered by the opinions expressed herein is limited to the laws of the Commonwealth of Virginia. Whenever any of our opinions address any of the laws, rules and regulations of the Commonwealth of Virginia, those opinions (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally, and (ii) do not include any opinion as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition,

Atmos Energy Corporation

March 23, 2022

(3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering, (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.

The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of the applicable Security:

(a) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Act and the effectiveness thereof will not have been terminated or rescinded and will comply with all applicable laws; and

(b) all offers and sales of the Shares will (i) comply with the “Minimum Price,” “Offering Size Limit,” “ATM Pricing Formula” and, if applicable, “Offering Deadline”, as set forth in the Resolutions and (ii) be completed on or prior to the expiration date of the Registration Statement, unless an extension to such date is authorized by the Company.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.

2. The Shares have been duly authorized by the Company and, when issued against payment therefor in accordance with the Equity Distribution Agreement, will be validly issued, fully paid and nonassessable.

Atmos Energy Corporation

March 23, 2022

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, which is part of the Registration Statement, and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered solely for your benefit and, except as set forth above, may not be distributed to or relied upon by any other person, quoted in whole or in part or otherwise reproduced in any other document, nor is it to be filed with any governmental agency, except as set forth above, without our prior written consent. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Sincerely,

/s/ Hunton Andrews Kurth LLP